UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2011, the staff of The NASDAQ Stock Market, Inc. (“NASDAQ”) delivered a determination letter (the “Determination Letter”) to GlobalOptions Group, Inc. (the “Company”) indicating its belief that the Company no longer meets its listing standards as it is not in compliance with Listing Rule 5101 and may be a “public shell” with no operating business following the sale of the Company’s Forensic DNA Solutions and Products business and the discontinuation of its International Strategies business, in addition to the prior sales of its other business units.  Marketplace Rule 5100 provides NASDAQ with discretionary authority to apply more stringent criteria for continued listing and can terminate the inclusion of particular securities based on any event that occurs that in the opinion of NASDAQ makes inclusion of the securities in the NASDAQ inadvisable or unwarranted.

As of the date of this filing, the Company is still in the process of analyzing whether to appeal the determination in the Determination Letter.  Absent such an appeal, trading in the Company’s common stock will be suspended at the opening of business on January 27, 2011, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on NASDAQ.  If our stock is delisted by NASDAQ, it would be the Company’s intention that its securities would be eligible for quotation on the OTC Bulletin Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2011	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer and Executive Vice President